                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                   THRIVENT FINANCIAL SECURITIES LENDING TRUST

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    Terms of Appointment; Duties of the Transfer Agent                      1

2.    Fees and Expenses                                                       3

3.    Representations and Warranties of the Transfer Agent                    4

4.    Representations and Warranties of the Fund                              4

5.    Data Access and Proprietary Information                                 5

6.    Indemnification                                                         6

7.    Standard of Care                                                        8

8.    Covenants of the Fund and the Transfer Agent                            8

9.    Termination of Agreement                                                9

10.   Additional Funds                                                        9

11.   Assignment                                                              9

12.   Amendment                                                               9

13.   Massachusetts Law to Apply                                             10

14.   Force Majeure                                                          10

15.   Consequential Damages                                                  10

16.   Merger of Agreement                                                    10

17.   Notice                                                                 10

18.   Limitations of Liability of the Trustees and Shareholders              11

19.   Counterparts                                                           11

20.   Survival                                                               11

21.   Severability                                                           11

22.   Priorities Clause                                                      11

23.   Waiver                                                                 11

24.   Reproduction of Documents                                              12

Schedule 1 - Fund Service Responsibilities

                      TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 13th day of September, 2004, by and between THRIVENT FINANCIAL SECURITIES LENDING TRUST, a Massachusetts business trust, having its principal office and place of business at 625 Fourth Avenue South, Minneapolis, Minnesota 55415 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Transfer Agent").

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially offer shares in one (1) series, the initial portfolio (such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with
Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios");

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

l.   Terms of Appointment; Duties of the Transfer Agent

1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as its transfer agent for the Fund's authorized and issued shares of its common stock, $0.001 par value, ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

1.2 The Transfer Agent agrees that it will perform the following services pursuant to the delineation of responsibility in the attached Schedule 1, as may be amended from time to time:

     (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Transfer Agent, the Transfer Agent shall:

          (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian");

          (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

          (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

          (iv) In respect to the transactions in items (i), (ii) and (iii) above, the Transfer Agent shall execute transactions directly with broker-dealers authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

          (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

          (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

         (vii) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

        (viii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the Fund, and the Transfer Agent at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

          (ix) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

          (x) Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Transfer Agent shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Fund.

     (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Transfer Agent shall perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

     (c) The Fund, on behalf of each Portfolio, hereby agrees and acknowledges that the Transfer Agent may rely (i) on the current list of authorized persons, as provided or agreed to by the Fund and as may be amended from time to time, in receiving instructions to issue shares and (ii) on the Fund's agreement(s) with its authorized persons, that such authorized person(s) shall effect any order, sale or other transfer instructions received after close of market at the net asset value determined on the next business day.

     (d) Procedures as to who shall provide certain of the services contained in this Section 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Transfer Agent per the attached service responsibility Schedule 1,as may be amended from time to time. The Transfer Agent may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

     (e) The Transfer Agent shall provide additional services on behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Transfer Agent.

2.   Fees and Expenses

2.1 For the performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent.

2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Transfer

     Agent for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

2.3 The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Fund at least seven (7) days prior to the mailing date of such materials.

3.   Representations and Warranties of the Transfer Agent

The  Transfer Agent represents and warrants to the Fund that:

3.1 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

3.2 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.   Representations and Warranties of the Fund

The  Fund represents and warrants to the Transfer Agent that:

4.1 It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

4.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

4.3 All trust proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.4 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940, as amended.

5.   Data Access and Proprietary Information

5.1 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on data bases under the control and ownership of the Transfer Agent ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

     (a) to access Customer Data solely from locations as may be designated in writing by the Transfer Agent and solely in accordance with the Transfer Agent's applicable user documentation;

     (b) to refrain from copying or duplicating in any way the Proprietary Information;

     (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

     (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

     (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties;

     (f) to honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 5. The obligations of this Section shall survive any earlier termination of this Agreement.

5.2 If the Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED

     HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.3 If the transactions available to the Fund include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

6.   Indemnification

6.1 The Transfer Agent shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

     (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without gross negligence or willful misconduct.

     (b) The Fund's breach of any representation, warranty or covenant of the Fund hereunder.

     (c) The reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which
          (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

     (d) The reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

     (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

     (f) The negotiation and processing by the Transfer Agent of checks not made payable to the order of the Transfer Agent, the Fund, the Fund's management company, transfer agent or distributor or the retirement account custodian or trustee for a plan account investing in Shares, which checks are tendered to the Transfer Agent for the purchase of Shares (i.e., checks made payable to prospective or existing Shareholders, such checks are commonly known as "third party checks").

6.2 At any time the Transfer Agent may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

6.3 In order that the indemnification provisions contained in this Section 6 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Transfer Agent, the Transfer Agent shall notify the Fund of such assertion, and shall keep the Fund advised with respect to all material developments concerning such claim. The Fund shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Transfer Agent except with the Fund's prior written consent which shall not be unreasonably withheld.

7.   Standard of Care

     The Transfer Agent shall at all times act in good faith in its performance of services under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its gross negligence or willful misconduct or that of its employees.

8.   Covenants of the Fund and the Transfer Agent

8.1 The Fund shall on behalf of each of the Portfolios promptly furnish to the Transfer Agent the following:

     (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

     (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

8.2 The Transfer Agent hereby agrees to establish and maintain facilities and procedures for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

8.3 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

8.4 The Transfer Agent and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or as authorized by the Fund.

8.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.   Termination of Agreement

9.1  This Agreement may be terminated by either party upon one hundred twenty
     (120) days written notice to the other.

9.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

10.  Additional Funds

     In the event that the Fund establishes one or more series of Shares in addition to the Portfolio identified in the recitals, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

11.  Assignment

11.1 Except as provided in Section 11.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

11.3 The Transfer Agent may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(2) or (iii) a BFDS affiliate; provided, however, that the Transfer Agent shall remain liable to the Fund for the acts and omissions of any subcontractor under this Section 11.3 as it is for its own acts and omissions under this Agreement.

12.  Amendment

     This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

13.  Massachusetts Law to Apply

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

14.  Force Majeure

     In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

15.  Consequential Damages

     Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

16.  Merger of Agreement

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17.  Notice

     Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or sent via prepaid registered mail to the parties at the following addresses or such other addresses as may be notified by any party from time to time. Such notice, instruction or other instrument shall be deemed to have been given at the earliest of (a) upon personal delivery, or (b) five business days following deposit in the United States Mail, registered mail, postage prepaid, return receipt requested.

     (a)  If to Transfer Agent, to:

          State Street Bank and Trust Company
          1776 Heritage Drive
          No. Quincy, Massachusetts 02171
          Attention: Kevin R. Powers, Vice President

18.  Limitations of Liability of the Trustees and Shareholders

     A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

19.  Counterparts

     This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

20.  Survival

     All provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

21.  Severability

     If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

22.  Priorities Clause

     In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

23.  Waiver

     No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

24.  Reproduction of Documents

     This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ATTEST:                              Thrivent Financial Securities Lending Trust


/s/ John C. Bjork                    By: /s/ Charles D. Gariboldi
----------------------------------       ---------------------------------------
Name: John C. Bjork                      Name: Charles D. Gariboldi
Title: Assistant Secretary               Title: Treasurer, Duly Authorized


ATTEST:                              State Street Bank and Trust Company


/s/ Veronica Greenbaum               By: /s/ Joseph L. Hooley
----------------------------------       ---------------------------------------
Name: Veronica Greenbaum                 Name: Joseph L. Hooley
Title: Vice President                    Title: Executive Vice President,
                                                   Duly Authorized

                       STATE STREET BANK AND TRUST COMPANY
                         FUND SERVICE RESPONSIBILITIES*

                                                                                Responsibility
                                                                               ---------------
                                                                               Transfer
Service Performed                                                                Agent    Fund
----------------------------------------------------------------------------------------------
1.    Receives orders for the purchase of Shares.                                  X
----------------------------------------------------------------------------------------------
2.    Issue Shares and hold Shares in Shareholders accounts.                       X
----------------------------------------------------------------------------------------------
3.    Receive redemption requests.                                                 X
----------------------------------------------------------------------------------------------
4.    Effect transactions 1-3 above directly with broker-dealers.                           X
----------------------------------------------------------------------------------------------
5.    Pay over monies to redeeming Shareholders.                                   X
----------------------------------------------------------------------------------------------
6.    Effect transfers of Shares.                                                  X
----------------------------------------------------------------------------------------------
7.    Prepare and transmit dividends and distributions.                            X
----------------------------------------------------------------------------------------------
8.    Issue Replacement Certificates.                                                       X
----------------------------------------------------------------------------------------------
9.    Reporting of abandoned property.                                                      X
----------------------------------------------------------------------------------------------
10.   Maintain records of account.                                                 X
----------------------------------------------------------------------------------------------
11.   Maintain and keep a current and accurate control book for each issue
      of securities.                                                               X
----------------------------------------------------------------------------------------------
12.   Mail proxies.                                                                         X
----------------------------------------------------------------------------------------------
13.   Mail Shareholder reports.                                                             X
----------------------------------------------------------------------------------------------
14.   Mail prospectuses to current Shareholders.                                            X
----------------------------------------------------------------------------------------------
15.   Withhold taxes on U.S. resident and non-resident alien accounts.                      X
----------------------------------------------------------------------------------------------
16.   Prepare and file U.S. Treasury Department forms.                                      X
----------------------------------------------------------------------------------------------
17.   Prepare and mail account and confirmation statements for Shareholders.                X
----------------------------------------------------------------------------------------------
18.   Provide Shareholder account information.                                     X
----------------------------------------------------------------------------------------------

                                                                                Responsibility
                                                                               ---------------
                                                                               Transfer
Service Performed                                                                Agent    Fund
----------------------------------------------------------------------------------------------
19.   Blue sky reporting.                                                                   X
----------------------------------------------------------------------------------------------

* Such services are more fully described in Section 1.2 (a), (b) and (c) of the Agreement.

ATTEST:                              Thrivent Financial Securities Lending Trust


/s/ John C. Bjork                    By: /s/ Charles D. Gariboldi
----------------------------------       ---------------------------------------
Name: John C. Bjork                      Name: Charles D. Gariboldi
Title: Assistant Secretary               Title: Treasurer, Duly Authorized


ATTEST:                              State Street Bank and Trust Company


/s/ Veronica Greenbaum               By: /s/ Joseph L. Hooley
----------------------------------       ---------------------------------------
Name: Veronica Greenbaum                 Name: Joseph L. Hooley
Title: Vice President                    Title: Executive Vice President,
                                                   Duly Authorized

                       STATE STREET BANK AND TRUST COMPANY
                    INVESTOR REPORTING SERVICES FEE SCHEDULE
                                       FOR
                   THRIVENT FINANCIAL SECURITIES LENDING TRUST

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I. ACCOUNT SERVICE FEE
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MONTHLY MAINTENANCE FE PER FUND - Charges for services outlined in the Services
Agreement. Each class is considered a "fund" and will be billed accordingly.

1           shareholder    $  500.00
2 - 10      shareholders   $  750.00
11 - 25     shareholders   $1,000.00
26 - 35     shareholders   $1,500.00
36 - 50     shareholders   $2,000.00
51 - 200    shareholders   $2,500.00
200 - 350   shareholders   $5,000.00

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II. ACTIVITY BASED FEES
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TRADE PROCESSING (PER TRADE)

All transactions including purchases, redemptions, exchanges, transfers, and dividends:

MANUAL   $4.80   AUTOMATED   $2.00

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III. OUT OF POCKET EXPENSES
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Out of pocket expenses include, but are not limited to: confirmations, statements, mailing costs, telecommunication charges, and expenses incurred at the specific direction of the fund.

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IV. REPORTING REQUESTS REQUIRING SYSTEMS ENHANCEMENTS
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The fund will incur the expense for all requests requiring customized development from the vendor, Phoenix Systems, Inc. based on the quote provided by the vendor.

The fund will incur the expense for all non-scheduled requests for reporting and file extracts requiring system support at a cost of $150.00 per project hour, at a minimum of $150.00.

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V. FEE ADJUSTMENTS
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Fees may be subject to a Cost-of-Living increase based on Local Consumer Price
Index, at any time after the one year anniversary of the date of this fee schedule.

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VI. AUTHORIZATION
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THRIVENT FINANCIAL SECURITIES LENDING TRUST


By: /s/ Charles D. Gariboldi
    --------------------------------------------
Title: Vice President/Fund Treasurer
Date: 9/13/2004


STATE STREET BANK AND TRUST COMPANY


By: /s/ Kevin R. Power
    --------------------------------------------
Title: Vice President
       Officer of Investor Products and Services
Date: 9/17/2004

The above pricing structure is valid through
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